UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                     August 1, 2006
NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)
609-524-4500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On August 1, 2006, NRG Energy, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is hereby incorporated by reference.

Item 8.01	Other Events
     On August 1, 2006, NRG Energy, Inc., or the Company, announced a $750 million share repurchase program to be implemented in two phases. Phase One is a $500 million common stock repurchase program that the Company intends to commence in August 2006 and to complete by year end 2006. Phase Two of the share repurchase plan is expected to be an additional $250 million common stock buyback to be commenced at or near the end of the first quarter of 2007, however the Company may reallocate all or a portion of Phase Two to the initiation of a common stock dividend.
     The Company plans to form two wholly-owned special purpose subsidiaries which will repurchase the shares in Phase One. The Company will capitalize the subsidiaries with $166 million in cash. Additionally, the subsidiaries will enter into non-recourse facilities with units of Credit Suisse for a total of $334 million, consisting of $250 million in debt and the issuance by the subsidiaries of $84 million of preferred equity. Neither the debt nor the preferred will be recourse to the Company. The $500 million of NRG common stock, which the subsidiaries are expected to purchase between now and year end 2006, will serve as collateral for the debt. Funding for the share repurchases will be drawn pro rata from the $166 million in cash provided by the Company and the $334 million in debt and preferred financings from Credit Suisse. The debt and preferred of one of the subsidiaries, totaling approximately $190 million, is expected to mature in the fourth quarter of 2008, and the debt and preferred of the second subsidiary, totaling approximately $144 million, is expected to mature in the fourth quarter of 2009. The debt will accrue interest and the preferred will accrue dividends which will be paid at maturity, with the accrued interest and dividends for both subsidiaries totaling approximately $66 million. In addition, Credit Suisse will retain the economic benefit of share price appreciation in excess of a 20 percent compound annual growth rate.
Safe Harbor Disclosure
     This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include the timing of the capital allocation program and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, and our ability to implement the capital allocation program as described herein.
     The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause the Company's actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect the Company's future results included in the Company's filings with the Securities and Exchange Commission ("SEC") at www.sec.gov

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Document
99.1	Press Release, dated August 1, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
Vice President and General Counsel

Dated: August 1, 2006

EXHIBIT INDEX

Exhibit
Number	Document
99.1	Press Release, dated August 1, 2006